Exhibit 99.1

IonQ Announces Second Quarter Financial Results

●
Beats Top End Revenue Guidance by 15%
●
Announced $1.075 Billion Proposed Acquisition of Oxford Ionics, Enhancing Scalable Quantum Computing Breakthroughs
●
Completed Acquisition of Lightsynq and Capella, Substantially Accelerating Both Quantum Computing and Quantum Networking Roadmaps
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Unanimously Appoints CEO Niccolo de Masi as next Chairman of the Board
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Attracted Key Talent, Including Marco Pistoia as Senior Vice President of Industry Relations, Rick Muller as Vice President of Quantum Systems, and Paul Dacier as Chief Legal Officer
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Achieved 20x Speed-Up in Quantum-Accelerated Drug Development with AstraZeneca, AWS, and NVIDIA
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Pro-Forma Cash, Cash Equivalents, & Investments of $1.6 Billion as of July 9 After Closing $1 Billion Equity Offering

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), the leading commercial quantum computing and networking company, today announced financial results for the quarter ended June 30, 2025.

"I am pleased to report that we beat the top end of guidance for Q2 revenue by 15%, and strengthened our balance sheet via the largest equity investment from a single institution in the quantum industry. We also made very tangible progress towards delivering our #AQ64 application performance benchmark, with strong indications that it will be achieved in the near term.”

“Via our closed acquisition of Lightsynq, along with our proposed acquisition of Oxford Ionics, we have created the most advanced and powerful quantum computing and networking roadmap in the world," said Niccolo de Masi, Chairman and CEO of IonQ. "The combination of IonQ hardware and software expertise and Oxford's implementation of ion-trap-on-a-chip provides the team, IP, technology, and momentum to achieve 800 logical qubits in 2027 and 80,000 logical qubits in 2030."

“The close of our acquisition of Capella in July expands our quantum networking vision to include a space-based QKD network," de Masi continued. “Our networking products are production-grade and are used by many of the world's household-name financial services, telecom, and government agencies. IonQ quantum networking offers the ultimate in communication security, protecting even from the looming threat of quantum decryption."

"We’ve also attracted world-class leaders who are choosing to build the future at IonQ. From the world of finance, Dr. Marco Pistoia has joined us after leading global applied research and quantum computing at JPMorgan Chase. From the highest levels of government, we welcomed Dr. Rick Muller, former Director of IARPA, the intelligence community’s advanced research agency. To guide our corporate growth, veteran technology counsel Paul Dacier has taken the helm as Chief Legal Officer, and to sharpen our scientific core, our co-founder Dr. Chris Monroe has assumed the vital role of Chief Scientific Advisor.”

“As I have said before, I believe talent is the proverbial Warren Buffett weighing machine most relevant to any company's long-term prospects, and it is tremendously validating to have such towering figures in the quantum industry become our colleagues at IonQ."

Financial Highlights

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IonQ recognized revenue of $20.7 million for the second quarter, which is 15% above the top end of the previously provided range.
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Cash, cash equivalents, and investments were $656.8 million as of June 30, 2025 and $1.6 billion pro-forma as of July 9, 2025. The balance increased due to the $1.0 billion equity financing.
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Net loss was $177.5 million and Adjusted EBITDA loss was $36.5 million for the second quarter.*

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” below, and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Q2 and Recent Commercial Highlights

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IonQ announced the signing of a Memorandum of Understanding with KISTI to accelerate South Korea's role in the global quantum race, collaborating in four key areas: advanced infrastructure access, education, talent and knowledge exchange, and efforts to expand the quantum ecosystem.
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IonQ announced AI-focused collaboration with AIST in Japan through a Memorandum of Understanding, paving the way for joint R&D, workforce development initiatives, and access to IonQ Forte-class quantum computers to accelerate real-world quantum-AI applications.
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IonQ announced a partnership with Sweden's Einride to pioneer quantum-enhanced optimization for the global freight industry, collaborating to create quantum solutions for fleet routing, logistics optimization, and supply chain management.
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IonQ announced expansion across APAC through a strategic collaboration with Australian company Emergence Quantum, advancing IonQ's global expansion roadmap while strengthening Australia's quantum capabilities, with the Emergence Quantum team bringing decades of experience in trapped ion technology.
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IonQ backs landmark Texas Quantum Initiative, working with state leaders to position Texas as a U.S. quantum hub through policy support, investment incentives, and expanded opportunities in quantum computing, networking, and sensing technologies.
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IonQ announced that it secured a landmark $22M deal with utility leader EPB to create America's first commercial quantum hub, demonstrating significant commercial traction and strategic expansion into the critical energy infrastructure market.

Q2 and Recent Technical Highlights

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IonQ announced a 20x speed-up of quantum-accelerated drug development applications with AstraZeneca, AWS, and NVIDIA, in the largest demonstration of its kind, combining leading hardware, platforms, and techniques, marking a significant step toward more efficient pharmaceutical production through hybrid quantum-classical workflows.
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IonQ announced that the Company and the University of Washington together achieved the first known quantum computer simulation of a process tied to the universe’s matter–antimatter imbalance, modeling nuclear dynamics on unprecedented yoctosecond time-scales (10⁻²⁴ seconds) and potentially opening new frontiers in fundamental physics research.
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IonQ announced that it developed a hybrid quantum computing approach with Oak Ridge National Laboratory to drive power grid efficiencies and meet electricity demand at minimal cost.

Q2 and Recent Corporate Highlights

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IonQ announced an agreement to acquire Oxford Ionics, creating the world’s most advanced quantum computing roadmap when combined with IonQ. The combination promises 10,000 physical qubits with logical fidelities of 99.99999% by 2027 and 2 million physical qubits by 2030.
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IonQ announced the completion of its acquisition of Lightsynq, accelerating its quantum computing and quantum internet roadmaps and offering a clear path to millions of qubits through the integration of Lightsynq's advanced photonic interconnect technologies.
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IonQ announced the completion of its acquisition of Capella, facilitating its development of a space-based QKD network and the foundation of the quantum internet with the integration of Capella’s satellite infrastructure.
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IonQ announced the pricing of a $1.0 billion equity offering, including shares and warrants, to strengthen its balance sheet to approximately $1.6 billion in pro-forma cash, for continued innovation and growth.
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IonQ announced the appointment of Marco Pistoia, renowned IBM inventor, quantum computing leader, and former Global Head of Applied Research and Quantum Computing at JPMorgan Chase, as Senior Vice President of Industry Relations.
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IonQ announced the expansion of its engineering leadership team with the hiring of Rick Muller, former Director of IARPA, as Vice President of Quantum Systems to advance its quantum hardware development.

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IonQ announced the appointment of Paul Dacier as Chief Legal Officer and Corporate Secretary to bolster its legal and governance framework amid rapid growth in quantum computing.
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IonQ announced the appointment of its founder Dr. Chris Monroe as Chief Scientific Advisor, where he will be working very closely with Dr. Mihir Bhaskar.
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IonQ announced that Dr. Grégoire Ribordy will remain in his role post-close to continue building on his 20 years of leadership in quantum networking.

2025 Financial Outlook

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For the full year 2025, IonQ expects revenue to be between $82 million and $100 million, with between $25 million and $29 million for the third quarter.

2025 Board Update

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IonQ announced that its Board of Directors has appointed CEO Niccolo de Masi to the additional position of Chairman of the Board, effective immediately. As a result, Peter Chapman has stepped down as Executive Chairman and as a member of the Board.
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Inder Singh, Lead Independent Director of IonQ, said, “We are delighted to name Niccolo as Chairman of the Board. Since he became CEO in February 2025, Niccolo has excelled in leading the business forward. We are confident that he is the right person to guide our Board as we continue to oversee the execution of the Company’s strategic priorities and the incredible momentum they are driving. We are grateful to Peter for his long-standing service to IonQ and wish him well.”
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de Masi commented, “I am honored to receive this further vote of confidence in me by the Board as IonQ continues to extend its leadership in quantum computing and quantum networking. I also want to thank Peter for his seminal work in building the Company over the last six years and our collaboration over the last few months.”

Second Quarter 2025 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the second quarter ended June 30, 2025 and to provide a business update. The call will be accessible by telephone at 844-826-3035 (domestic) or 412-317-5195 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 10200658 and will be available until 11:59 p.m. Eastern time, August 20, 2025. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss attributable to IonQ, Inc. before net loss attributable to noncontrolling interests, interest income, interest expense, income tax (benefit) expense , depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, acquisition transaction costs, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the leading commercial quantum computing and networking company, delivering high-performance systems aimed at solving the world’s most complex problems. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking also positions the company as a leader in building the quantum internet.

The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “offers” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s position in the quantum computing and networking sector; the efficacy of new applications of quantum computing; the relevance and utility of quantum algorithms and applications run on IonQ’s quantum computers; the success of partnerships and collaborations between IonQ and other parties, including development and commercialization of products and services with such parties; IonQ closing anticipated acquisitions; IonQ's ability to utilize the technology of acquired companies to accelerate the development and scale of IonQ’s systems and offerings; advancement of quantum networking technology; the Company’s technology driving commercial applications in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; IonQ’s ability to effectively integrate its acquisitions; its inability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; its inability to attract and retain key personnel including personnel of acquired companies; the conditions for closing IonQ's anticipated acquisitions not being met; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of its suppliers to deliver components that meet expectations timely; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing and quantum networking; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors'' section of IonQ’s most recent periodic financial report (10-Q or 10-K) and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$20,694	$11,381	$28,260	$18,963
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	8,327	5,623	12,642	9,037
Research and development	103,359	31,204	143,312	63,572
Sales and marketing	10,877	6,137	19,487	12,838
General and administrative	48,107	13,053	71,913	27,073
Depreciation and amortization	10,616	4,305	17,177	8,260
Total operating costs and expenses	181,286	60,322	264,531	120,780
Loss from operations	(160,592)	(48,941)	(236,271)	(101,817)
Gain (loss) on change in fair value of warrant liabilities	(39,577)	6,639	(1,083)	15,266
Interest income, net	7,138	4,801	12,032	9,600
Other income (expense), net	232	(45)	283	(179)
Loss before income tax expense	(192,799)	(37,546)	(225,039)	(77,130)
Income tax benefit (expense)	15,269	(15)	15,257	(23)
Net loss	$(177,530)	$(37,561)	$(209,782)	$(77,153)
Net loss attributable to noncontrolling interests	(692)	—	(692)	—
Net loss attributable to IonQ, Inc.	$(176,838)	$(37,561)	$(209,090)	$(77,153)
Net loss per share attributable to IonQ, Inc. common stockholders—basic and diluted	$(0.70)	$(0.18)	$(0.87)	$(0.37)
Weighted average shares used in computing net loss per share attributable to IonQ, Inc. common stockholders—basic and diluted	250,967,455	211,637,479	239,924,680	209,898,459

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$140,067	$54,393
Short-term investments	406,784	285,896
Accounts receivable, net	19,114	10,188
Prepaid expenses and other current assets	59,922	28,325
Total current assets	625,887	378,802
Long-term investments	109,902	23,545
Property and equipment, net	58,558	52,761
Operating lease right-of-use assets	11,254	9,470
Intangible assets, net	143,241	29,469
Goodwill	370,720	9,904
Other noncurrent assets	27,046	4,437
Total Assets	$1,346,608	$508,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,938	$5,230
Accrued expenses and other current liabilities	49,190	16,424
Current portion of operating lease liabilities	5,528	3,366
Unearned revenue	16,726	10,678
Current portion of stock option early exercise liabilities	252	387
Total current liabilities	80,634	36,085
Operating lease liabilities, net of current portion	13,737	14,359
Unearned revenue, net of current portion	2,770	—
Warrant liabilities	58,042	70,688
Other noncurrent liabilities	12,979	3,394
Total liabilities	$168,162	$124,526
Stockholders’ Equity:
Common stock	$27	$22
Additional paid-in capital	2,050,344	1,067,403
Accumulated deficit	(892,810)	(683,720)
Accumulated other comprehensive income (loss)	4,072	157
Total IonQ, Inc. stockholders’ equity	$1,161,633	$383,862
Noncontrolling interests	16,813	—
Total stockholders’ equity	$1,178,446	$383,862
Total Liabilities and Stockholders’ Equity	$1,346,608	$508,388

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(209,782)	$(77,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,177	8,260
Stock-based compensation	132,421	43,040
(Gain) loss on change in fair value of warrant liabilities	1,083	(15,266)
Deferred income taxes	(15,300)	—
Amortization of premiums and accretion of discounts on available-for-sale securities	(3,540)	(4,787)
Other, net	1,502	2,156
Changes in operating assets and liabilities:
Accounts receivable	(3,595)	3,558
Prepaid expenses and other current assets	(25,142)	(8,341)
Accounts payable	1,094	(165)
Accrued expenses and other current liabilities	20,741	(2,116)
Unearned revenue	(4)	1,262
Other assets and liabilities	(2,254)	2,508
Net cash provided by (used in) operating activities	$(85,599)	$(47,044)
Cash flows from investing activities:
Purchases of property and equipment	(3,501)	(10,629)
Capitalized software development costs	(1,886)	(2,129)
Intangible asset acquisition costs	(307)	(892)
Purchases of available-for-sale securities	(435,130)	(146,098)
Maturities of available-for-sale securities	211,180	211,572
Businesses acquired, net of cash paid	28,667	—
Net cash provided by (used in) investing activities	$(200,977)	$51,824
Cash flows from financing activities:
Proceeds from at-the-market offering, net of issuance costs	358,254	—
Proceeds from stock options exercised	7,564	1,185
Proceeds from public warrants exercised	5,592	—
Tax withholding receipts (payments) related to vested and released RSUs, net	1,447	141
Net cash provided by (used in) financing activities	$372,857	$1,326
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	391	4
Net change in cash, cash equivalents and restricted cash	86,672	6,110
Cash, cash equivalents and restricted cash at the beginning of the period	56,840	38,081
Cash, cash equivalents and restricted cash at the end of the period	$143,512	$44,191

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to IonQ, Inc.	$(176,838)	$(37,561)	$(209,090)	$(77,153)
Net loss attributable to noncontrolling interests	(692)	—	(692)	—
Interest income, net	(7,138)	(4,801)	(12,032)	(9,600)
Interest expense	—	—	—	—
Income tax (benefit) expense	(15,269)	15	(15,257)	23
Depreciation and amortization	10,616	4,305	17,177	8,260
Stock-based compensation	99,168	20,979	132,421	43,040
(Gain) loss on change in fair value of warrant liabilities	39,577	(6,639)	1,083	(15,266)
Acquisition transaction costs	14,060	—	15,841	—
Adjusted EBITDA	$(36,516)	$(23,702)	$(70,549)	$(50,696)

Contacts

IonQ Media Contact:

press@ionq.co

IonQ Investor Contact:

investors@ionq.co